Exhibit F-2


                                        New Orleans, Louisiana
                                        June 27, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549



Ladies and Gentlemen:

     Entergy Corporation, a Delaware corporation (the "Company"), a registered holding company under the Public Utility Holding Company Act of 1935, as amended, (the "Act") proposes to issue and sell a total of 20,000,000 shares of its authorized but unissued common stock, par value $.01 per share ("Common Stock") pursuant to the Entergy Corporation Dividend Reinvestment and Stock Purchase Plan (the "Plan"), through December 31, 2005.

     In this connection, I have examined the Certificate of Incorporation of the Company, the bylaws of the Company, each as amended, the Plan documents, the description of the Plan contained in the Registration Statement filed on Form S-3 pursuant to the Securities Act of 1933, as amended, ( the "Securities Act") with respect to the Plan (Registration No. 333-02503) (the "1996 Registration Statement"), Registration Statement and Post Effective Amendment No. 1 filed on Form S-3 pursuant to the Securities Act, (Registration No. 333-22007) (the "1997 Registration Statement"), and other such documents, certificates and corporate records, and such matters of law, as I have deemed necessary for the purpose of rendering this opinion.

     Based upon the foregoing, I am of the opinion that:

        1. The Company is a corporation validly organized and existing under the laws of the State of Delaware.

        2. All actions necessary to make valid the issuance and sale by the Company of the Common Stock pursuant to the Plan described above will have been taken when:

           (a) the Application- Declaration and related orders shall have been granted and permitted to become effective in accordance with the applicable provisions of the Act;

           (b) the 1996 Registration Statement and the 1997
               Registration Statement pursuant to which the Common Stock has been registered under the Securities Act, shall have been duly filed and become effective; and

           (c) all appropriate final action shall have been taken by the board of directors, or duly appointed committee thereof, and/or an authorized officer of the Company with respect to the proposed transactions.

        3. When the foregoing steps have been taken and assuming
           (i) the proposed transaction is consummated in accordance with the Application-Declaration and related orders of the Commission, (ii) the Common Stock is duly registered under the Securities Act and the 1996 Registration Statement and 1997 Registration Statement with respect thereto have been filed, become and remain effective, (iii) the Board of Directors of the Company, or duly appointed committee, and/or an authorized officer, shall have authorized the issuance and sale of the Common Stock pursuant to and in accordance with the Plan, (iv) the Common Stock upon issuance is duly credited to the Plan participants by the administrator of the Plan, (v) with respect to the certificated shares of Common Stock issued pursuant to the Plan, the certificates representing those shares have been duly executed, countersigned, and registered and delivered, and (vi) the consideration therefore shall have been duly received and accepted by the Company:

           (a) all state laws that relate or are applicable to the proposed transaction (other than so called "blue-sky" laws or similar laws upon which I do not pass herein) will have been complied with;

           (b) the Common Stock will be validly issued, fully paid and non-accessible, and the holders thereof will be entitled to the rights and privileges appertaining thereto set forth in the Company's Certificate of Incorporation, as amended; and

           (c) the consummation of the proposed transaction by the Company will not violate the legal rights of the holders of any securities issued by the Company.

I consent to the filing of this opinion as an exhibit to the Application-Declaration.

                                  Very truly yours,

                                  /s/ Ann G. Roy

                                  Ann G. Roy
                                  Corporate and Securities
                                  Entergy Services, Inc.